UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2018, the Company, through two wholly owned subsidiaries, entered into a loan agreement with Western Alliance Bank (“Western Alliance”) providing for a non-recourse revolving credit facility (the “Revolving Credit Facility”) of up to $140.0 million. The Revolving Credit Facility bears interest at Libor plus 3.50%, has an initial term of three years, subject to two, one-year extension options at the sole discretion of Western Alliance, and provides for monthly interest-only payments with the unpaid principal balance due at maturity. The Revolving Credit Facility’s maturity may be accelerated upon the occurrence of certain customary events of default. The Revolving Credit Facility provides for borrowings up to 65.0% of the loan-to-value ratio of properties designated as collateral. On May 17, 2018, the Company received an initial advance of $123.8 million under the Revolving Credit Facility and designated the following 13 of its hotel properties as collateral:

•	Holiday Inn, Opelika, Alabama
•	Aloft, Tucson, Arizona
•	Aloft, Philadelphia, Pennsylvania
•	Four Points by Sheraton, Philadelphia, Pennsylvania
•	Courtyard by Marriott, Willoughby, Ohio
•	Fairfield Inn & Suites by Marriott, West Des Moines, Iowa
•	SpringHill Suites by Marriott, West Des Moines, Iowa
•	Hampton Inn, Miami, Florida
•	Hampton Inn & Suites, Fort Lauderdale, Florida
•	Holiday Inn Express, Auburn, Alabama
•	Residence Inn by Marriott, Needham, Massachusetts
•	Hyatt Place, New Orleans, Louisiana
•	Courtyard by Marriott, Parsippany, New Jersey

The Company used the initial proceeds from the Revolving Credit Facility towards the repayment in full of an aggregate of $123.8 million of existing mortgage indebtedness as follows:

•	$73.6 million of the proceeds were used to repay in full a non-recourse revolving loan, secured by the first nine of the hotel properties listed above, with a scheduled maturity in May 2018;
•	$25.0 million of the proceeds were used to repay in full a non-recourse mortgage loan, secured by the Residence Inn by Marriott, Needham, Massachusetts, with a scheduled maturity in December 2020;
•	$18.0 million of the proceeds were used to repay in full a non-recourse mortgage loan, secured by the Hyatt Place, New Orleans, Louisiana, with a scheduled maturity in December 2010; and
•	$7.2 million of the proceeds were used to repay in full a non-recourse mortgage loan, secured by the Courtyard by Marriott, Parsippany, New Jersey, with a scheduled maturity in August 2018.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant

The discussion with respect to the Revolving Credit Facility contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: May 23, 2018	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer